As filed with the Securities and Exchange Commission on July 16, 2007

    Registration Nos. 333-34559, 333-47017, 333-56595, 333-56794, 333-99037,
                             333-109721, 333-119724
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                           POST EFFECTIVE AMENDMENT TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          UNIVISION COMMUNICATIONS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                                95-4398884
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
    OF INCORPORATION OR                                      IDENTIFICATION NO.)
       ORGANIZATION)


                          605 THIRD AVENUE, 12TH FLOOR
                            NEW YORK, NEW YORK 10158
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


            UNIVISION COMMUNICATIONS INC. 1996 PERFORMANCE AWARD PLAN
                 UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
                              1998 STOCK BONUS PLAN
           HISPANIC BROADCASTING CORPORATION LONG-TERM INCENTIVE PLAN
            UNIVISION COMMUNICATIONS INC. 2004 PERFORMANCE AWARD PLAN

                            (Full title of the plan)

                          ----------------------------
                              C. Douglas Kranwinkle
                            Executive Vice President
                               and General Counsel
                          Univision Communications Inc.
                                5999 Center Drive
                             Los Angeles, California
                                      10158
                                 (310) 348-4875

   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

================================================================================


..

                 EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment relates to the following Registration Statements filed on Form S-8 (collectively, the "Registration Statements"):

      1. Registration Statement 333-34559 registering 5,500,000 shares of common stock in connection with the Univision Communications Inc. 1996 Performance Award Plan;

      2. Registration Statement 333-47017 registering 10,000,000 shares of Class A common stock in connection with the Univision Savings Tax Advantage Retirement Plan;

      3. Registration Statement 333-56595 registering 890,615 shares of Class A common stock in connection with the 1998 Stock Bonus Plan;

      4. Registration Statement 333-56794 registering 15,200,000 shares of Class A common stock in connection with the Univision Communications Inc. 1996 Performance Award Plan;

      5. Registration Statement 333-99037 registering 4,693,601 shares of Class A common stock in connection with the Hispanic Broadcasting Corporation Long-Term Incentive Plan;

      6. Registration Statement 333-109721 registering 564,561 shares of Class A common stock in connection with the Hispanic Broadcasting Corporation Long-Term Incentive Plan; and

      7. Registration Statement 333-119724 registering 15,936,550 shares of Class A common stock in connection with the Univision Communications Inc. 2004 Performance Award Plan.

      On March 29, 2007 (the "Closing Date"), pursuant to an Agreement and Plan of Merger dated as of June 26, 2006 among Univision Communications Inc. (the "Company"), Umbrella Holdings, LLC and Umbrella Acquisition, Inc. ("Merger Sub"), Merger Sub merged with and into the Company (the "Merger"), with the Company surviving the Merger. On March 29, 2007, the Company filed a certification and notice of termination of registration on Form 15 with respect to its Class A common stock (the "Common Stock").

      As a result of the Merger, the Company terminated all offerings of the Company's Common Stock under the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the Common Stock being registered which remains unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statements on Form S-8 to deregister all of the shares of Common Stock reserved for issuance under the plans covered by the Registration Statements which remained unissued on the Closing Date.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 16, 2007.


                                       UNIVISION COMMUNICATIONS INC.


                                       By:  /s/ Andrew W. Hobson
                                          ------------------------------------
                                       Name:  Andrew W. Hobson
                                       Title: Senior Executive Vice
                                              President, Chief Strategic Officer
                                              and Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                       TITLE                             DATE
---------                       -----                             ----

/s/ Joseph Uva                  Chief Executive Officer           July 13, 2007
------------------------        (Principal Executive Officer)
Joseph Uva


/s/ Andrew W. Hobson            Senior Executive Vice             July 12, 2007
------------------------        President, Chief Strategic
Andrew W. Hobson                Officer and Chief Financial
                                Officer (Principal Financial
                                Officer)

/s/ Zaid F. Alsikafi            Director                          July 12, 2007
------------------------
Zaid F. Alsikafi


/s/ Richard J. Bressler         Director                          July 13, 2007
------------------------
Richard J. Bressler


/s/ James C. Carlisle           Director                          July 13, 2007
------------------------
James C. Carlisle


                                Director                          July __, 2007
------------------------
Adam Chesnoff


/s/ Michael P. Cole             Director                          July 13, 2007
------------------------
Michael P. Cole


                                Director                          July __, 2007
------------------------
Kelvin L. Davis

SIGNATURE                       TITLE                             DATE
---------                       -----                             ----


/s/ Albert J. Dobron            Director                          July 12, 2007
------------------------
Albert J. Dobron


                                Director                          July __, 2007
------------------------
Mark J. Masiello


                                Director                          July __, 2007
------------------------
Jonathan M. Nelson


/s/ James N. Perry, Jr.         Director                          July 13, 2007
------------------------
James N. Perry, Jr.


/s/ Karl Peterson               Director                          July 13, 2007
------------------------
Karl Peterson


                                Director                          July __, 2007
------------------------
Haim Saban


                                Director                          July __, 2007
------------------------
Scott M. Sperling


/s/ David Bonderman             Director                          July 13, 2007
------------------------
David Bonderman


/s/ Henry G. Cisneros           Director                          July 13, 2007
------------------------
Henry G. Cisneros


/s/ Gloria Estefan              Director                          July 13, 2007
------------------------
Gloria Estefan